UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2023

Date of Report (Date of earliest event reported)

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by bioAffinity Technologies, Inc. (the “Company”) on March 24, 2023 (the “Original Form 8-K”). The purpose of this Amendment is to attach an updated press release as Exhibit 99.1, which corrects the URL for the Investor Relations section of the Company’s website. No other changes are being made to the Original Form 8-K or to the original press release attached thereto.

Item 8.01. Other Events.

Recent Press Release

On March 24, 2023, the Company issued a press release announcing that it will report its fourth-quarter financial results for the quarter ended December 31, 2022 after the market close on Friday, March 31, 2023. The Company also announced the details of a conference call scheduled for Monday, April 3, 2023, to discuss its fourth-quarter results. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of bioAffinity Technologies, Inc., dated March 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAFFINITY TECHNOLOGIES, INC.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

Dated: March 24, 2023